Fortissimo Capital Fund GP, L.P.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

FORM OF INDEMNIFICATION AGREEMENT

September 22, 2006

The undersigned officer and director of
Fortissimo Acquisition Corp.

Sir:

Reference is made to that certain letter agreement, dated September 22, 2006, by and among the undersigned officer and director of Fortissimo Acquisition Corp. (the “Corporation”), the Corporation and EarlyBirdCapital, Inc. (the “Letter Agreement”) pursuant to which the undersigned agreed, in the event of the liquidation of the Trust Fund, to indemnify and hold harmless the Corporation, jointly and severally with the other directors, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Corporation may become subject as a result of any claim by any vendor or other person who is owed money by the Corporation for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund. Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Letter Agreement.

In the event that the undersigned incurs any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) pursuant to the preceding paragraph, Fortissimo Capital Fund GP, L.P. (“FCF”) hereby agrees to indemnify the undersigned (the “Indemnitee”) to the fullest extent permitted by applicable law for any such liability.

No indemnity shall be made under this Letter Agreement on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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The undersigned officer and director of
Fortissimo Acquisition Corp.
September 22, 2006

Very truly yours,

FORTISSIMO CAPITAL FUND GP, L.P.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Managing Partner

Agreed To and Accepted By:

Indemnitee